Exhibit 3.27

AMENDED AND RESTATED

BYLAWS

OF

KPLR, INC.

(a Missouri corporation)

(As amended and in effect as of November 21, 2012)

Article I - OFFICES

Section 1.01 Offices. KPLR, Inc., a Missouri corporation (the “Corporation”), may have offices at such places both within and without the State of Missouri as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Article II - MEETINGS OF SHAREHOLDERS

Section 2.01 Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting as permitted by the General and Business Corporation Law of the State of Missouri (as amended from time to time, the “GBCL”), an annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors shall designate and as may be stated in the notice of the annual meeting. Shareholders may, unless the Amended and Restated Articles of Incorporation of the Corporation (as they may be amended from time to time, the “Amended and Restated Articles of Incorporation”) otherwise provide, act by written consent to elect directors.

Section 2.02 Special Meeting. Special meetings of the shareholders may be held upon call of a majority of the members of the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat. The business transacted at a special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice of the meeting.

Section 2.03 Date, Time and Place of Meetings. Meetings of the shareholders shall be held at such place, either within or without the State of Missouri, and on such date and at such time as the Board of Directors shall determine (or the Chairman of the Board in the absence of a designation by the Board of Directors.)

Section 2.04 Notice of Meetings, Adjournment. Notice of the place, date and time of all meetings of the shareholders shall be given in accordance with this Section 2.04 and Article V, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise required by law.

When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in accordance with this Section 2.04 and Article V. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.05 Quorum. The holders of a majority of the votes entitled to be cast by the shares of outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Amended and Restated Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or the shareholders holding a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.04 and Article V to each shareholder of record entitled to vote at the meeting.

Section 2.06 Action by Consent. Unless otherwise provided in the Amended and Restated Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Missouri, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation as provided in this Section 2.06.

Section 2.07 Shareholders Entitled to Vote; Record Date. In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is first sent (by mail, electronically or otherwise in accordance with these Bylaws) by the Corporation or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to express consent to any action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining shareholders entitled to express consent to any action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.08 Order of Business at Annual Meetings. At all meetings of the shareholders, the Chairman of the Board, or, in the Chairman of the Board’s absence, the Chief Executive Officer, President, or, in the absence of all of the aforementioned officers, the most senior Vice President (in accordance with Section 6.08), shall act as chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business that is not a proper matter for shareholder action or not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls, the adjournment of the meeting and the appointment of one or more inspectors to act at the meeting.

Section 2.09 Proxies. Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, including waiving any notice of any meeting, voting or participating at a meeting. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if and only so long as it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.10 Voting by Fiduciaries and Pledgors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation such pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee or such pledgee’s proxy may represent said stock and vote thereon.

Section 2.11 Method of Voting. The vote at any election or upon any question at any meeting of shareholders need not be by written ballot, except as required by law. Notwithstanding the immediately preceding sentence, the Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation or these Bylaws, including the provisions for the election of directors in Section 3.03, all matters shall be determined by a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the meeting and entitled to vote thereon.

Section 2.12 Shareholders List. A complete list of shareholders entitled to vote at any meeting of shareholders, for each class or series of stock entitled to vote and showing the address of each such shareholder and the number of shares registered in each such shareholder’s name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that, the information required to access such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. The shareholders list shall also be kept at the place of the meeting during the whole time of the meeting and shall be open to the examination of any shareholder who is present and entitled to vote at such meeting. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares of each class or series held by each of them.

Article III - DIRECTORS

Section 3.01 Management of Business; Qualifications of Directors. The business of the Corporation shall be managed by or under the direction of a Board of Directors. Directors need not be shareholders or residents of the State of Missouri. All directors of the Corporation will be in compliance with all applicable requirements of the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission.

Section 3.02 Powers. In addition to the powers and authority expressly conferred upon the Board of Directors by law, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not in violation of law, or required to be exercised or done by the shareholders under applicable law, the Amended and Restated Articles of Incorporation or these Bylaws.

Section 3.03 Number; Election; Tenure. The number of directors constituting the Board of Directors shall be the number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Except as otherwise provided by the Amended and Restated Articles of Incorporation, at each annual meeting of shareholders, directors shall be elected and hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The vote required for election of a director by the shareholders of the Corporation shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of shareholders. A majority of the votes cast in an election of directors shall mean that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election and, unless otherwise provided by law, shares not present, “broker nonvotes” and shares voting “abstain” or “abstentions” shall not be counted as a vote cast either “for” or “against” a director’s election for purposes of determining whether a nominee for director has received a majority of the votes cast. An election shall be considered contested if as of the record date for voting there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation, and the Board of Directors, excluding the nominee in question, shall decide whether to accept the resignation at the first regularly scheduled meeting of the Board of Directors following such meeting of shareholders.

Section 3.04 Nomination of Directors. Subject to any limitations stated in the Amended and Restated Articles of Incorporation, nominations for the election of directors may only be made by the Board of Directors or the applicable committee of the Board of Directors established in accordance with Section 4.08, as appropriate, or by any shareholder entitled to vote in the election of directors who complies with the notice procedures set forth in Section 2.08.

Section 3.05 Removal. No director may be removed from office by the shareholders except for cause with the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote in the election of directors of the Corporation generally, voting together as a single class, and the vacancies thus created may be filled in accordance with Section 3.06.

Section 3.06 Vacancies and Increases. Except as otherwise provided by the Amended and Restated Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship or the vacancy and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with the GBCL. Unless otherwise provided in the Amended and Restated Articles of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.07 Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a director is effective at a future time, following receipt of notice of the resignation in accordance with this Section 3.07, the Board of Directors may, in accordance with Section 3.06, elect a successor to take office when the resignation becomes effective.

Section 3.08 Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

Article IV - MEETINGS OF THE BOARD OF DIRECTORS

Section 4.01 Meeting of Newly Elected Board of Directors. The newly elected Board of Directors may meet at the place of the meeting at which such newly elected Board of Directors was elected, for the purpose of organization or otherwise, and no notice of such meeting to the newly elected directors shall be necessary in order to validly constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as may be fixed by the consent in writing of all of the newly elected directors, or upon notice as provided in Section 4.05, or without notice as provided in Section 5.02.

Section 4.02 Meetings. Regular meetings of the Board of Directors may be held at such times as shall from time to time be determined by the Board of Directors by resolution or otherwise. Special meetings of the Board of Directors shall be held only when called by the Chairman of the Board, Chief Executive Officer, President or any two directors.

Section 4.03 Place of Meetings. Except as otherwise provided in Section 4.01, meetings of the Board of Directors may be held at such place within or without the State of Missouri as shall be stated in the notice of meeting or waiver thereof or, in the case of a regular meeting of the Board of Directors, as determined by the Board of Directors by resolution or otherwise. Any member or members of the Board of Directors or of any committee may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 4.04 Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Amended and Restated Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, then a majority of the directors present may adjourn the meeting from time to time to another date, place or time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.05 Board of Directors’ Notices. At least forty-eight hours’ notice of each special meeting of the Board of Directors, stating the place, date and time for the meeting, shall be given to each director, by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by courier such as UPS, FedEx or Airborne Express, by telegram, mailgram, telex, telecopy, facsimile transmission, electronic mail, or other electronic transmission or other similar means of transmission or by personal communication either over the telephone or otherwise, except as otherwise provided in Section 5.02. Any such notice shall be addressed, where applicable, to such director at his or her last known address as the same appears on the books of the Corporation. Notice of a meeting of the Board of Directors need not state the purpose or purposes thereof and shall be deemed given (i) when received by the director in the case of hand delivery or personal communication over the telephone or otherwise, (ii) three business days after depositing such notice in the mail in the case of delivery by mail, (iii) one business day after depositing such notice with a courier such as UPS, FedEx or Airborne Express (specifying next business day delivery) or (iv) when sent in the case of delivery by telegram, mailgram, telex, telecopy, facsimile transmission, electronic mail or other similar means of transmission. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors.

Section 4.06 Director Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing (which may be by facsimile, telecopy, electronic mail or other electronic transmission), and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 4.07 Compensation and Expenses. Directors may receive such compensation and expenses, including such compensation and expenses for attendance at meetings of the Board of Directors or any committee established in accordance with Section 4.08, as may be determined from time to time by the Board of Directors, provided that, nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.08 Committees. The Board of Directors may designate one or more committees, each consisting of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article IV applicable to meetings and actions of the Board of Directors.

Article V - NOTICES

Section 5.01 Manner of Notices. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) delivering it to a telegraph company, charges, prepaid, for transmission, or by transmitting it via telecopier or (v) any other reliable means permitted by applicable law (including, subject to this Section 5.01, electronic transmission) to such shareholder, director or member, either at the address of such shareholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Without limiting the foregoing, any notice to shareholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary, if any, of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (C) if by a posting on an electronic network, together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; or (D) if by another form of electronic transmission, when directed to the shareholder.

Section 5.02 Waivers. Whenever any notice is required to be given under applicable requirements of law or pursuant to the Amended and Restated Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance by a director or shareholder at a meeting shall constitute a waiver of notice of such meeting except when the director or shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Article VI - OFFICERS

Section 6.01 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Secretary and Treasurer. The Board of Directors may elect a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors at its first meeting and after each annual meeting of shareholders shall choose a President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless the Amended and Restated Articles of Incorporation or these Bylaws otherwise provide. The officers of the Corporation may sign certificates of shares for the Corporation as may be directed by the Board of Directors in accordance with Section 7.01. All officers of the Corporation will be in compliance with all applicable requirements of the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission.

Section 6.02 Term; Removal; Vacancy. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualified or such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 6.03 The Chairman of the Board. The Chairman of the Board, if there be a Chairman of the Board, shall preside at all meetings of the shareholders, of the Board of Directors and of the executive committee, if any, and shall have such other powers and duties as the Board of Directors may from time to time prescribe. The Chairman of the Board may execute contracts in the name of the Corporation and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

Section 6.04 The Chief Executive Officer. The Chief Executive Officer of the Corporation, if any, shall direct the general affairs of the Corporation except as otherwise prescribed by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders, of the Board of Directors and of the executive committee, if any, and shall designate the acting Secretary for such meetings to take the minutes thereof for delivery to the Secretary. The Chief Executive Officer may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, appoint and discharge agents and employees of the Corporation, and in general, shall perform all duties incident to the office of Chief Executive Officer.

Section 6.05 The Chief Operating Officer. The Chief Operating Officer, if any, shall exercise all the powers and perform the duties of the office of the chief operating officer and in general have overall supervision of the operations of the Corporation. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer or the President may from time to time determine.

Section 6.06 The Chief Financial Officer. The Chief Financial Officer, if any, shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer or the President may from time to time determine.

Section 6.07 The President. The President along with the Chief Executive Officer, if any, of the Corporation shall direct the general affairs of the Corporation except as otherwise prescribed by the Board of Directors. The President may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, appoint and discharge agents and employees of the Corporation, and in general, shall perform all duties incident to the office of President. In the absence of the Chief Executive Officer or in the event of such person’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 6.08 The Vice Presidents. In the absence of the Chief Executive Officer or President or in the event of such persons’ inability or refusal to act, the Vice President, if there be any (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the Chief Executive Officer or President, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer or President, as the case may be. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.09 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 6.10 The Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant. Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event the Secretary is not able or refuses to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6.11 The Treasurer. The Treasurer shall have custody of the corporate funds and securities of the Corporation. The Treasurer shall deposit all monies and valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

Section 6.12 The Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event the Treasurer is not able or refuses to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Article VII - CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

Section 7.01 Stock Certificates. The shares of stock of the Corporation may be represented by certificates; provided that, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe.

To the extent shares are represented by a certificate, the certificate of stock shall be signed by such officer or officers of the Corporation as may be permitted by law to sign (which signatures may be facsimiles), and shall be countersigned and registered in such manner, all as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed or whose facsimile signature or signatures has been placed on a certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

Section 7.02 Book-Entry Shares. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation or through a depositary (such as The Depository Trust Company). Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section 7.03 Transfer Agents; Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies or other qualified institutions to act as transfer agents or registrars of the stock of the Corporation. Any such bank, trust company or other qualified institution appointed to act as transfer agent or registrar of the stock of the Corporation shall transfer stock of the Corporation in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.

Section 7.04 Lost Certificates. No uncertificated shares or no certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

Section 7.05 Additional Rules and Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. All references to stock or shares in these Bylaws shall refer to either stock or shares represented by certificates or uncertificated stock, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated stock of the Corporation.

Article VIII - MISCELLANEOUS

Section 8.01 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President, or any other officer of the Corporation authorized by the Chairman of the Board, the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders or equity holders or with respect to any action of shareholders or equity holders of any other corporation, limited liability company, partnership or other entity in which the Corporation may hold securities or voting interests, and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities or voting interests in such other corporation, limited liability company, partnership or entity, and to dispose of such securities.

Section 8.02 Checks and Notes. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

Section 8.03 Bank Deposits and Check Authorization. The funds of the Corporation shall be deposited to its credit in such banks, trust companies or other financial institutions as may be determined from time to time by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, if any, or any Vice President and the Secretary of the Corporation, evidenced by joint written action. By such joint written action, filed with the minutes of the Board of Directors, the Chairman of the Board, President, Chief Financial Officer, if any, or any Vice President together with the Secretary may authorize (i) the opening of one or more deposit accounts at any such institution and (ii) the designation of, or a change in the designation of, the officers or employees upon whose signature checks may be written or funds withdrawn on any Corporation account at any such institution, provided that, the signature of one person other than the Chairman of the Board, President or any Vice President and Secretary shall be required therefor. By the adoption of this Section 8.03, the Board of Directors adopts the form of any resolution or resolutions requested by or acceptable to any financial institution in connection with the foregoing actions, provided that, the Secretary of the Corporation (A) believes that the adoption of such resolution or resolutions is necessary or advisable and (B) files such resolution or resolutions with the minutes of the Board of Directors.

Section 8.04 Inspection of Books. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Missouri, except as otherwise expressly provided by law.

Section 8.05 Corporate Seal. The Board of Directors may provide a suitable seal, including duplicates thereof, containing the name of the Corporation.

Section 8.06 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. In the absence of such determination, the fiscal year of the Corporation shall begin on the first Monday after the last Sunday in December each year and end on the last Sunday in the following December.

Section 8.07 Section Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

Article IX - AMENDMENTS

These Bylaws may be amended, altered, or repealed and new bylaws adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at any annual or special meeting thereof, or at any meeting of the Board of Directors by a majority vote; provided, however, the affirmative vote of at least 66-2/3% of the entire Board of Directors shall be required to amend, alter or repeal Section 3.03 or this proviso of this Article IX.

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